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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 8, 1998




                             MEDICAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     1-12461                 13-3584552
 (State of other jurisdiction      (Commission File            (IRS Employer
      of incorporation)                 Number)              Identification No.)



    15 State Street, Hackensack, NJ                               07601
   (Address of principal executive offices)                     Zip Code




    Registrant's telephone number, including area code: (201) 488-6230






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Item 5.  Other Events

         At a meeting of the Board of Directors (the "Board") of Medical Resources, Inc. (the "Company") held on January 8, 1998, the Board created Executive, Nominating and Compensation Committees and elected new directors to serve on the Audit Committee.

         The members of the Executive Committee are D. Gordon Strickland, Peter
J. Powers, John H. Josephson and Gary L. Fuhrman. Mr. Strickland has been elected to serve as Chairman of the Executive Committee.

         The Nominating Committee has been created to identify and interview potential candidates to serve as additional independent directors of the Company. The members of the Nominating Committee are D. Gordon Strickland and John H. Josephson.

         The Compensation Committee will review, consider and approve compensation plans, programs, awards and arrangements for the Company's officers and directors. It is anticipated that the Compensation Committee will retain the services of a compensation consultant. The members of the Compensation Committee are Peter J. Powers and John H. Josephson.

         The Audit Committee was reconstituted to consist of Peter J. Powers, Gary L. Fuhrman and Neil H. Koffler.

         As Chairman of the Executive Committee, Mr. Strickland will also serve as an ex-officio member of any committee of the Board of which he is not a member.

                                       2

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     MEDICAL RESOURCES, INC.




Dated:  January 9, 1998                     By: /s/  Lawrence Raemaekers
                                            Name:    Lawrence Ramaekers
                                            Title:   Acting Chief Executive
                                                       Officer